Exhibit 99.1

News Release

INVESTORS/ANALYSTS:	MEDIA:
Patrick Cronin	Teri Llach
(925) 226-9973	(925) 226-9028
investor.relations@bhnetwork.com	Teri.llach@bhnetwork.com

Blackhawk Announces Second Quarter 2013 Financial Results

Adjusted Operating Revenues up 21%; Adjusted Net Income Increases 18%

Pleasanton, California, July 18, 2013 — Blackhawk Network Holdings, Inc. (NASDAQ: HAWK) today announced financial results for the second quarter ended June 15, 2013.

GAAP financial results for the second quarter of 2013 compared to the second quarter of 2012

•

Operating revenues totaled $225.9 million, an increase of 19% from $190.0 million for the quarter ended June 16, 2012. This increase was due primarily to an 11% increase in load value, a 20 basis point increase in commissions and fees as a percentage of load value, and a 57% increase in program, interchange, marketing and other fees from U.S. and International Visa gift cards.

•

Net income totaled $3.5 million compared to $5.9 million for the quarter ended June 16, 2012, due primarily to a $3.8 million after-tax increase in the non-cash mark-to-market charge for accelerating the expense of partner equity instruments at the time of the IPO.

•	Earnings per basic and diluted share was $0.07 compared to $0.11 for the quarter ended June 16, 2012 due primarily to the mark-to-market expense described above.

Non-GAAP financial results for the second quarter of 2013 compared to the second quarter of 2012

•	Adjusted operating revenues totaled $107.7 million, an increase of 21% from $89.1 million for the quarter ended June 16, 2012.

•	Adjusted EBITDA totaled $18.5 million, an increase of 23% from $15.1 million for the quarter ended June 16, 2012.

•	Adjusted net income totaled $8.6 million, an increase of 18% from $7.3 million for the quarter ended June 16, 2012.

“We were pleased with continued growth in our operating revenues and earnings this quarter,” said Bill Tauscher, CEO. “Strong revenue growth in our program-managed Visa gift products and growth in the Cardpool exchange business contributed to a 21% increase in adjusted operating revenues. Load value growth moderated due to slow U.S. retail grocery sales in the early part of the quarter, the reduction of certain low margin promotional programs, and the discontinuance of our wholesale telecom business. However, load value growth improved to 19% during the most recent eight weeks (the last four weeks of the second fiscal quarter of 2013 and the first four weeks of the third fiscal quarter of 2013).”

Distribution partner commissions as a percentage of commissions and fees for the quarter ended June 15, 2013 increased 2.5 percentage points as compared to the quarter ended June 16, 2012. Of this increase, 1.0 percentage point was due to the amendment in January 2013 of our distribution partner agreements with Safeway that eliminated the previous differential in commissions shared with Safeway as compared to other distribution partners. The remainder was due to changes in mix of sales from U.S. distribution partners and between the U.S. and international regions.

Mr. Tauscher added, “We benefited from strong growth in fees from our open loop products this quarter and leverage in processing and services expenses. As a result, Adjusted EBITDA increased 23% over the quarter ended June 16, 2012 which more than offset the decline in Adjusted EBITDA in our first fiscal quarter of 2013. As we have previously guided, the majority of our annual income is earned in our fiscal fourth quarter due to the seasonality of gift card sales. Therefore, year-over-year earnings growth rates for our first three fiscal quarters can vary significantly.”

Conference Call

The Company will host a conference call to discuss second quarter 2013 financial results this morning at 7:00 a.m. PDT / 10:00 a.m. EDT. Hosting the call will be Bill Tauscher, Chief Executive Officer, Talbott Roche, President, and Jerry Ulrich, Chief Financial & Administrative Officer. The conference call can be accessed via the Company’s investor relations website at http://ir.blackhawknetwork.com/. Following the call, an archived audio webcast will be available on the Company’s investor relations website, or the call replay can be accessed by dialing (888) 286-8010 and entering the participant passcode 40144609. The replay will be available until Thursday, July 25, 2013.

About Blackhawk Network

Blackhawk is a leading prepaid payment network utilizing proprietary technology to offer a broad range of gift cards, other prepaid products and payment services in the United States and 18 other countries. Blackhawk is a majority-owned subsidiary of Safeway Inc. (NYSE: SWY). More information is available at www.blackhawknetwork.com.

Use of Non-GAAP Financial Measures

Blackhawk regards the non-GAAP financial measures provided in this press release as useful measures of operational and financial performance of its business. Reconciliations of non-GAAP financial measures to Blackhawk’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. The use of non-GAAP financial measures has certain limitations as they do not reflect all items of income, expense, or cash flows that affect Blackhawk’s financial performance under GAAP. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. In addition, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Blackhawk encourages investors and others to review Blackhawk’s financial information in its entirety and not rely on a single financial measure.

Forward Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, continued growth in our operating revenues and earnings. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: our ability to grow at historic rates or at all, the consequences should we lose one or more of our top distribution partners or fail to attract new distribution partners to our network or if the financial performance of our distribution partners’ businesses decline, our reliance on our content providers, the demand for their products and our exclusivity arrangements with them, our reliance on relationships with card issuing banks, the consequences to our future growth if our distribution partners fail to actively and effectively promote our products and services, the requirement that we comply with applicable laws and regulations, the requirement that we comply with increasingly stringent money-laundering rules and regulations, reputational harm that could be caused by abuse of our prepaid products, failure to comply with, or further expansion of, consumer protection regulations, failure by us to comply with federal banking regulation, costs of compliance with or changes in state unclaimed property laws and regulations and tax codes, failure to maintain our existing money transmitter licenses or permits or failure to obtain new licenses or permits in a timely manner, other changes in laws and regulations to which we are subject or to which we become subject in the future, the intense competitive pressure faced by our business, fluctuations in our financial results from quarter to quarter, seasonal fluctuations in our business, any decline in the attractiveness of gift cards to consumers, our ability to increase our revenues from prepaid products or services, including GPR cards, declines in consumer confidence, any interruption in the efficient operation of our transaction processing systems, any data security breach, litigation, investigations or regulatory examinations, fraudulent or other illegal activity involving our products and services, changes in card association rules or standards, any inability to operate and scale our technology, our failure to keep pace with the rapid technological developments in our industry and the greater electronic payments industry, changes in the telecom industry, assertions by third parties of infringement by us, our distribution partners or our content providers, our inability to adequately protect our brands and other intellectual property rights, settlement risk from retailers that sell our products and services, disruption caused by replacing any third party vendor, future acquisitions or investments, our ability to attract and retain key personnel, risks related to our international operations, and risks related to our ongoing relationship with Safeway. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including the registration statement filed in connection with our initial public offering.

BLACKHAWK NETWORK HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Twelve Weeks Ended		Twenty-Four Weeks Ended
	June 15, 2013	June 16, 2012	June 15, 2013	June 16, 2012
OPERATING REVENUES:
Commissions and fees	$176,819	$156,904	$321,294	$277,363
Program, interchange, marketing and other fees	28,907	18,417	53,265	37,823
Product sales	20,136	14,701	36,353	26,335

Total operating revenues	225,862	190,022	410,912	341,521
OPERATING EXPENSES:
Distribution partner commissions	118,153	100,878	214,135	178,582
Processing and services	34,258	29,697	66,394	55,812
Sales and marketing	39,948	27,543	68,289	49,369
Costs of products sold	18,579	14,303	34,500	25,831
General and administrative	9,545	8,632	21,915	18,549

Total operating expenses	220,483	181,053	405,233	328,143
OPERATING INCOME	5,379	8,969	5,679	13,378
OTHER INCOME (EXPENSE):
Interest income and other income, net	96	303	373	710
Interest expense	—	(9)	—	(10)

INCOME BEFORE INCOME TAX EXPENSE	5,475	9,263	6,052	14,078
INCOME TAX EXPENSE	2,110	3,442	2,428	5,382

NET INCOME BEFORE ALLOCATION TO NON-CONTROLLING INTEREST	3,365	5,821	3,624	8,696
Add: Loss attributable to non-controlling interest (net of tax)	126	33	213	33

NET INCOME ATTRIBUTABLE TO BLACKHAWK NETWORK HOLDINGS, INC.	$3,491	$5,854	$3,837	$8,729

EARNINGS PER SHARE:
Basic	$0.07	$0.11	$0.07	$0.17
Diluted	$0.07	$0.11	$0.07	$0.17
Weighted average shares outstanding - basic	51,056	50,066	50,713	50,053
Weighted average shares outstanding - diluted	52,240	50,766	51,746	50,744

BLACKHAWK NETWORK HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 15, 2013	December 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$104,383	$172,665
Overnight cash advances to Parent	65,000	495,000
Settlement receivables, net	223,848	510,853
Accounts receivable, net	86,359	101,001
Deferred income taxes	10,499	10,499
Prepaid expenses and other current assets	45,255	53,968

Total current assets	535,344	1,343,986
Property, equipment and technology, net	70,415	66,998
Intangible assets, net	23,404	1,699
Goodwill	42,729	42,729
Restricted cash	—	8,968
Deferred income taxes	983	1,937
Other assets	66,132	67,394

TOTAL ASSETS	$739,007	$1,533,711

LIABILITIES, REDEEMABLE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Settlement payables	$452,137	$1,231,429
Accounts payable and accrued liabilities	100,222	154,542

Total current liabilities	552,359	1,385,971
Warrant and common stock liabilities	—	26,675
Deferred income taxes	9,962	266
Other liabilities	17,775	23,152

Total liabilities	580,096	1,436,064
Commitments and contingencies
Redeemable equity	—	34,997
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	11	—
Class B common stock	41	51
Additional paid-in capital	93,435	31,542
Treasury stock	(29)	—
Accumulated other comprehensive income (loss)	(1,517)	298
Retained earnings	66,720	30,669

Total Blackhawk Network Holdings, Inc. equity	158,661	62,560
Non-controlling interest	250	90

Total stockholders’ equity	158,911	62,650

TOTAL LIABILITIES, REDEEMABLE EQUITY AND STOCKHOLDERS’ EQUITY	$739,007	$1,533,711

BLACKHAWK NETWORK HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twenty-Four Weeks Ended
	June 15, 2013	June 16, 2012
OPERATING ACTIVITIES:
Net income before allocation to non-controlling interest	$3,624	$8,696
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	10,651	8,069
Program development cost amortization	8,748	7,663
Change in allowance for doubtful accounts and sales allowances	2	(294)
Employee stock-based compensation expense	3,462	2,187
Distribution partner mark-to-market expense	6,995	1,292
Change in fair value of contingent consideration	(903)	101
Excess tax benefit	(398)	—
Other	—	261
Changes in operating assets and liabilities:
Settlement receivables	285,006	46,959
Settlement payables	(775,899)	(582,569)
Accounts receivable, current and long term	21,560	10,128
Prepaid expenses and other current assets	7,420	1,602
Other assets	(10,119)	(6,035)
Accounts payable and accrued liabilities	(30,394)	(28,875)
Other liabilities	(607)	(205)
Income taxes, net	(17,817)	(17,534)

Net cash used in operating activities	(488,669)	(548,554)

INVESTING ACTIVITIES:
Change in overnight cash advances to Parent	430,000	448,971
Expenditures for property, equipment and technology and intangible assets	(15,110)	(10,681)
Change in restricted cash	8,968	—
Other	(250)	90

Net cash provided by investing activities	423,608	438,380

FINANCING ACTIVITIES:
Dividends paid	(133)	—
Payments for acquisition liability	(1,881)	—
Payments for initial public offering costs	(4,694)	—
Reimbursement for initial public offering costs	5,540	—
Proceeds from exercise of stock options	235	40
Excess tax benefit	398	—
Payments for surrendered stock-based awards for taxes	(504)	(227)
Repurchase of redeemable common stock	(171)	(936)
Contribution from non-controlling interest	324	—

Net cash used in financing activities	(886)	(1,123)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(2,335)	252
DECREASE IN CASH AND CASH EQUIVALENTS	(68,282)	(111,045)
CASH AND CASH EQUIVALENTS - Beginning of year	172,665	153,674

CASH AND CASH EQUIVALENTS - End of period	$104,383	$42,629

BLACKHAWK NETWORK HOLDINGS, INC.

SUPPLEMENTAL INFORMATION

(In thousands except percentages and average transaction value)

(Unaudited)

TABLE 1: OTHER OPERATIONAL DATA

	Twelve Weeks Ended		Twenty-Four Weeks Ended
	June 15, 2013	June 16, 2012	June 15, 2013	June 16, 2012
Load value	$1,919,384	$1,734,547	$3,529,225	$3,042,927
Commissions and fees as a % of load value	9.2%	9.0%	9.1%	9.1%
Distribution partner commissions paid as a % of commissions and fees	66.8%	64.3%	66.6%	64.4%
Number of load transactions	46,640	43,481	83,446	76,177
Average load transaction value	$41.15	$39.89	$42.29	$39.95

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES

	Twelve Weeks Ended		Twenty-Four Weeks Ended
	June 15, 2013	June 16, 2012	June 15, 2013	June 16, 2012
Adjusted operating revenues:
Total operating revenues	$225,862	$190,022	$410,912	$341,521
Distribution partner commissions	(118,153)	(100,878)	(214,135)	(178,582)

Adjusted operating revenues	$107,709	$89,144	$196,777	$162,939

Adjusted EBITDA:
Net income before allocation to non-controlling interest	$3,365	$5,821	$3,624	$8,696
Interest income and other income, net	(96)	(303)	(373)	(710)
Interest expense	—	9	—	10
Income tax expense	2,110	3,442	2,428	5,382
Depreciation and amortization	5,924	4,130	10,651	8,069

EBITDA	11,303	13,099	16,330	21,447
Adjustments to EBITDA:
Employee stock-based compensation	1,828	1,167	3,462	2,187
Distribution partner mark-to-market expense	6,878	829	6,995	1,292
Change in fair value of contingent consideration	(1,481)	23	(903)	101

Adjusted EBITDA	$18,528	$15,118	$25,884	$25,027

Adjusted EBITDA margin:
Total operating revenues	$225,862	$190,022	$410,912	$341,521
Operating income	$5,379	$8,969	$5,679	$13,378
Operating margin	2.4%	4.7%	1.4%	3.9%
Adjusted operating revenues	$107,709	$89,144	$196,777	$162,939
Adjusted EBITDA	$18,528	$15,118	$25,884	$25,027
Adjusted EBITDA margin	17.2%	17.0%	13.2%	15.4%
Adjusted net income:
Net income before allocation to non-controlling interest	$3,365	$5,821	$3,624	$8,696
Employee stock-based compensation	1,828	1,167	3,462	2,187
Distribution partner mark-to-market expense	6,878	829	6,995	1,292
Change in fair value of contingent consideration	(1,481)	23	(903)	101
Amortization of intangibles	897	181	1,078	363

Total pre-tax adjustments	8,122	2,200	10,632	3,943
Tax expense on adjustments	(2,876)	(712)	(3,771)	(1,322)

Adjusted net income	$8,611	$7,309	$10,485	$11,317

TABLE 3: RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW

A significant portion of gift card sales occurs in late December of each year as a result of the holiday selling season. The timing of December holiday sales, cash inflows from our distribution partners and cash outflows to our content providers results in significant but temporary increases in our Cash, cash equivalents and restricted cash, Overnight cash advances to Parent, Settlement receivables and Settlement payables balances at the end of each fiscal year relative to normal daily balances. As a result, the year over year comparison of cash generated by operating activities and total changes in cash can vary significantly. In light of this effect on interim periods, set forth below is a calculation of “free cash flow” which we calculate as the net cash flow from operating activities adjusted to exclude the impact from changes in Settlement payables and Settlement receivables, less expenditures for property, equipment and technology. Cash from the sale of prepaid products is held for a short period of time and then remitted, less our commissions, to our content providers, and is significantly impacted by the portion of gift card sales that occur in late December. Because this cash flow is temporary and highly seasonal, it is not available for other uses, and it is therefore excluded from our calculation of free cash flow. Free cash flow provides information regarding the cash that our business generates in interim periods without the fluctuations resulting from the timing of cash inflows and outflows from gift card sales in late December, which we believe is useful to understanding our business.

	Twenty-Four Weeks Ended
	June 15, 2013	June 16, 2012
Net cash flow used in operating activities, as reported	$(488,669)	$(548,554)
Decrease in settlement payables, net of settlement receivables	490,893	535,610

Net cash provided by (used in) operating activities, as adjusted	2,224	(12,944)
Expenditures for property, equipment and technology and intangible assets	(15,110)	(10,681)

Free cash flow	$(12,886)	$(23,625)